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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

LM FUNDING AMERICA, INC.

(Name of Registrant as Specified in Its Charter)

____________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

.

P.O. BOX 8016, CARY, NC 27512-9903

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Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report or Form 10-K

LM Funding America, Inc. Annual Meeting of Stockholders Friday November 8, 2024 3:00 pm, Local Time 1200 West Platt Street, Suite 100, Tampa, Florida 33606

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held On November 8, 2024 For Stockholders of record as of September 12, 2024

To order paper materials, use one of the following methods.

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/LMFA

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Internet: www.investorelections.com/LMFA

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Call: 1-866-648-8133

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before October 29, 2024.

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SEE REVERSE FOR FULL AGENDA

LM Funding America, Inc. Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3, 4 AND 5

PROPOSAL
1. To elect two Class II directors to hold office for a three-year term ending at the third annual meeting of stockholders following their election;

1.01 Douglas I. McCree

1.01 Martin Traber

2. To ratify the appointment of MaloneBailey, LLP as the company's independent auditor to audit the company's 2024 financial statements;

3. To approve an amendment and restatement of the LM Funding America, Inc. 2021 Omnibus Incentive Plan;

4. To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of more than 19.99% of the company's outstanding common stock issuable upon the exercise of common warrants;

5. To conduct an advisory vote on the compensation of the company's named executive officers; and

6. To transact such other business that may properly come before the meeting or any adjournments or postponements thereof.